UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

ZIM CORPORATION

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-30432	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

150 Isabella, Suite 150

Ottawa, Ontario, Canada K1S 1V7

(Address of principal executive offices,

including zip code)

(613) 727-1397

(Registrant's telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On August 11, 2005, ZIM Corporation entered into a loan agreement in the form of a revolving credit facility for operating purposes with Dr. Cowpland, the Chief Executive Officer of the Company. The $500,000 CDN revolving credit facility is unsecured and amounts drawn bear interest at the prime rate, as published by the Royal Bank of Canada, plus 1.75%, which is the same interest rate as the Company’s bank credit facility. The revolving credit facility is available on an as-needed basis with payments due on demand. This description is qualified in its entirety by the loan agreement, which was attached as Exhibit 10.11 to the Current Report on Form 8-K filed on August 11, 2005 and is incorporated herein by reference.

Previously the Company drew down $320,000, as reported on the Current Report on Form 8-K filed on December 8, 2005. The Company drew down the remaining $180,000 CDN effective December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIM CORPORATION (Registrant)

December 13, 2005	By: /s/ Michael Cowpland
Michael Cowpland, President and Chief Executive Officer